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Exhibit 11
Earnings Per Share

                                                           Three months ended
                                                                March 31,
                                                          2001            2000
                                                        --------        --------
Numerator:
     Net income                                         $ 76,837        $  1,036

Denominator:
     Denominator for basic earnings per
         share--weighted-average shares                  388,052         320,267

     Effect of dilutive securities:
         Nonqualified stock options                        7,530          15,924
                                                        --------        --------
     Denominator for diluted earnings
         per share                                       395,582         336,191
                                                        ========        ========


Basic earnings per share                                $   0.20        $   0.00
                                                        ========        ========

Diluted earnings per share                              $   0.19        $   0.00
                                                        ========        ========




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